Exhibit 10.18
First Midwest Bancorp, Inc.
Nonqualified Stock Option Gain Deferral Plan
Master Plan Document

Amended and Restated effective January 1, 2008

TABLE OF CONTENTS
ARTICLE I    GENERAL    1
1.1Effective Date    1
1.2Purpose    1
1.3Intent    1
ARTICLE II    DEFINITIONS AND USAGE    2
2.1Definitions    2
2.2Usage.    3
ARTICLE III    ELIGIBILITY AND PARTICIPATION    3
3.1Eligibility    3
3.2Participation    4
3.3Deferral Election Procedure    4
3.4Stock-for-Stock Payment Method for Options    4
3.5Delivery of Stock    4
ARTICLE IV    PARTICIPANT ACCOUNTS    5
4.1Accounts    5
4.2Participant Deferrals    5
4.3Investment Procedure.    5
4.4Valuation of Accounts    5
ARTICLE V    PAYMENT OF BENEFITS    6
5.1Entitlement to Benefit Payments    6
5.2Commencement of Benefit Payments    6
5.3Short-Term Payout    7
5.4Unforeseeable Financial Emergencies    7
5.5Withdrawal Election    7
5.6Payments in Stock    8
ARTICLE VI    PAYMENT OF BENEFIT ON OR AFTER DEATH    8
6.1Commencement of Payments After Death    8
6.2Designation of Beneficiary    8
ARTICLE VII    ADMINISTRATION    8
7.1General    8
7.2Administrative Rules    8
7.3Duties    8
7.4Fees    9
ARTICLE VIII    CLAIMS PROCEDURE    9
8.1General    9
8.2Denials    9
8.3Notice    9
8.4Appeals Procedure    9

8.5Review    10
ARTICLE IX    MISCELLANEOUS PROVISIONS    10
9.1Amendment    10
9.2Termination    10
9.3No Assignment.    10
9.4Incapacity    10
9.5Successors and Assigns.    11
9.6Governing Law    11
9.7No Guarantee of Employment    11
9.8Severability    11
9.9Notification of Addresses    11
ARTICLE X    ADOPTING EMPLOYERS    11
10.1Adoption of Plan    11
10.2Administration    11
10.3Company as Agent    11
10.4Termination    12
ARTICLE XI    TRUST    12
11.1Trust    12
11.2Contributions and Expense    12
11.3Trustee Duties    12
11.4Voting Rights    12
11.5Reversion to the Company    12

FIRST MIDWEST BANCORP, INC. NONQUALIFIED STOCK OPTION - GAIN DEFERRAL PLAN
(As Amended and Restated as of January 1, 2008)

WHEREAS, First Midwest Bancorp, Inc. (“the Company’) has established the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as Amended and Restated as of January 1, 2008, (the “Stock Plan”) for its Employees; and

WHEREAS, the Company recognizes the unique qualifications of key employees and the valuable services that they have provided; and

WHEREAS, the Company desires to increase Company stock ownership by facilitating the deferral of gains resulting from the exercise of Company nonqualified stock Options;

NOW, THEREFORE, the Company hereby amends and restates the First Midwest Bancorp, Inc. Nonqualified Stock Option - Gain Deferral Plan (the “Plan”) as hereinafter provided:

ARTICLE I GENERAL

1.1Effective Date. The provisions of the Plan shall be effective as of January 1,
2008 (the “Effective Date”). The rights, if any, of any person whose status as an Employee of the Company and its subsidiaries and affiliates, if any, has terminated shall be determined pursuant to the Plan as in effect on the date such Employee terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

Effective January 1, 2005, except for deferrals relating to a limited number of Options, no further deferrals shall be permitted under the Plan. The only Options for which deferrals are permitted after December 31, 2004 are those Options that vested before January 1, 2005, were subject to a deferral election as of December 31, 2004 and then only with respect to options exercised on or after March 1, 2006. Distribution of gain deferred on such options shall be governed by the terms of Appendix A. Gain deferrals before January 1, 2005 shall remain subject to the terms of the Plan.

1.2Purpose. The purpose of the Plan is to increase Company stock ownership by facilitating the deferral of gains resulting from the exercise of Company nonqualified stock Options.

1.3Intent. With respect to the participation of Employees hereunder, the Plan is intended to be (and shall be construed and administered as) an “employee pension benefit plan” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) which is unfunded and maintained by the Company or an Employer solely to provide retirement income to a select group of management or highly compensated Employees as such group is described under section 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in section 401(a) of the Code, or section 3(2)(A) of ERISA. With respect to the participation in the Plan by nonemployee directors of the Company, the Plan is intended to be a plan of deferred compensation. The obligation of the Company and an Employer to make payments under this Plan constitutes nothing more than an unsecured promise to make such payments and any property of the Company or an Employer that may be set aside for the payment of benefits under the Plan shall in the event of the Company’s or Employer’s bankruptcy or insolvency, remain subject to the claims of the Company’s general creditors and the Employer’s general creditors, respectively, until such benefits are distributed in accordance with Article V herein.

ARTICLE II DEFINITIONS AND USAGE

2.1Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

(a)“Account” means the account established on behalf of the Participant as described in Section 4.1.

(b)“Administrator” means the person or persons described in Article VII.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)“Committee” means the Compensation Committee of the Board of
Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar successor term) is defined by Rule 16b-3, and as an “outside director” within the meaning of Code Section 162(m) and regulations thereunder.

(f)“Company” means First Midwest Bancorp, Inc. and any successor thereto.

(g)“Effective Date” means January 1, 2008, the original effective date of the
Plan.

(h)“Employee” means a regular salaried employee (including officers and directors who are also employees) of the Company or an Employer, or any branch or division thereof.

(i)“Employer” means the Company and any subsidiary or affiliate of the
Company that adopts the Plan for the benefit of its key Employees with the approval of the Company and in accordance with Article X.

(j)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(k)“Fair Market Value” means the average of the highest and lowest prices of the Stock as reported by the consolidated tape of the NASDAQ National Market System on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(l)“Option” means the right to purchase Stock at a stated price for a specified period of time granted by the Company to an Employee under the Stock Plan. For purposes of the Plan, an Option shall be a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” as provided for under the Stock Plan.

(m)“Participant” means an eligible Employee and any nonemployee director of the Company who is participating in the Plan in accordance with Section 3.1.

(n)“Plan” means the First Midwest Bancorp, Inc. Nonqualified Stock Option
Gain Deferral Plan.

(o)“Plan Year” means the calendar year. Notwithstanding the foregoing, the initial Plan Year shall be the period beginning on the Effective Date and ending December 31, 1997.

(p)“Profit Shares” means, (A) with respect to any exercise of an Option, the number of shares equal in value to the excess of (i) the Fair Market Value of the shares of Stock purchased on Option exercise over (ii) the exercise price of the shares of Stock purchased, divided by the Fair Market Value of one share of Stock, and (B) with respect to any Stock Award, the number of shares payable upon the vesting of such Award For purposes of this definition, Fair Market Value shall be determined as of the date of Option exercise.

(q)“Stock” means the common stock, $0.01 par value per share, of the
Company.

(r)“Stock Award” means any award under the Stock Plan, other than an
Option, which is payable in Stock, including, but not limited to, restricted stock or performance share awards.

(s)“Stock Plan” means the First Midwest Bancorp, Inc. Omnibus Stock and
Incentive Plan, as amended from time to time, and any other similar or successor plan established by the Company and under which Employees have been granted nonqualified stock options.

(t)“Valuation Date” means the last business day of each Plan Year and such other dates as determined from time to time by the Administrator.

2.2Usage.    Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE III ELIGIBILITY AND PARTICIPATION

3.1Eligibility. The Committee shall designate from time to time those Employees who shall participate in the Plan; provided, however, that such Employees are members of a select group of management or highly compensated Employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the Department of Labor. In addition, each nonemployee director of the Company shall also be entitled to participate in the Plan.

3.2Participation. An Employee shall commence participation in the Plan as of the date designated by the Committee. A nonemployee director shall commence participation in the Plan as of the later of the Effective Date or the date service as a nonemployee director commences. The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce the balance of the Account of the Participant as of the Valuation Date that precedes or coincides with the date of such suspension or termination without such Participant’s consent. An Employee or nonemployee director shall cease to be a Participant when he terminates employment and service as a director with the Company and all Employers and the balance in his Account is distributed to him or on his behalf. Effective January 1, 2005, participation in the Plan shall be frozen.

3.3Deferral Election Procedure.

(a)Each Participant may execute one or more Deferral Election Forms in the form prescribed by the Administrator. Each Deferral Election Form shall be treated in accordance with Section 4.2. In order to be effective with respect to the exercise of any Option or payment of any Stock Award, a Deferral Election Form must be executed by the Participant:
(i)in a calendar year preceding the exercise of such Options or vesting of the Stock Award; and
(ii)at least six months (or such shorter period as the Committee may approve) prior to the exercise of such Options or vesting of the Stock Award; provided, however, that a Deferral Election Form executed by a Participant during the first 30 days following the later of the Effective Date of the Plan or the participation commencement date designated by the Committee pursuant to Section 3.2 for such Participant, shall be effective with respect to the exercise of Options or vesting of the Stock Award after the date of such Deferral Election Form without regard to clauses (i) and (ii). Effective January 1, 2005, Deferral Election Forms shall not be accepted by the Administrator.

(a)An Agreement shall be effective no earlier than the date on which it is delivered to the Administrator and shall continue in effect for all succeeding Plan Years unless otherwise superseded by a subsequent Deferral Election Form (or Deferral Revocation Form).

3.4Stock-for-Stock Payment Method for Options. If a Participant has executed a
Deferral Election Form, and such Deferral Election Form is effective under the terms of the Plan with respect to the Option being exercised, then the Option price shall be payable to the Company in full solely by tendering shares of Stock, which have been held for at least six months prior to the date of the exercise of the Option, having an aggregate Fair Market Value at the time of exercise equal to the total Option price (including, for this purpose, Stock deemed tendered by affirmation of ownership). Shares of Stock tendered or deemed tendered shall, for purposes of the six month holding rule, be deemed to be newly-held following use to exercise the Option and thus cannot be used for a subsequent exercise until six months have elapsed.

3.5Delivery of Stock. As soon as practicable after (a) receipt of the tendered Stock or the affirmation of ownership of Stock pursuant to Section 3.4 above, or (b) vesting of the Stock Award, the Company shall deliver to the Trustee, as named pursuant to Article XI of the Plan, a certificate or certificates representing the Profit Shares generated with respect to the exercise of any such Option or vesting of the Stock Award.

ARTICLE IV PARTICIPANT ACCOUNTS

4.1Accounts. The Administrator shall establish and maintain, pursuant to the terms of the Plan, one or more Accounts for each Participant consisting of amounts credited to such Account pursuant to Section 4.2 below. All amounts which are credited to a Participant’s Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Company subject to the claims of the Company’s general creditors. A Participant shall not have any interest or right in or to such Account at any time.

4.2Participant Deferrals. The Administrator shall credit to a Participant’s Account for a Plan Year the amount of Profit Shares resulting from the exercise of an Option or Options or vesting of Stock Awards for which a valid Deferral Election Form is in effect. In order for a Deferral Election Form to be valid with respect to the exercise of an Option: (a) the Deferral Election Form must have been timely executed in accordance with Section 3.5; and (b) with respect to an Option, (i) the exercise complies with all of the applicable terms of the Option and of the Stock Plan; and (ii) the Option price is satisfied by a tender of Stock as described in Section 3.4.

4.3Investment Procedure. A Participant’s Account shall be deemed invested in Stock of the Company. Any dividends deemed paid on Stock shall be deemed to be reinvested in Stock. In the event of a change in the Stock of the type that results in an adjustment to the Stock pursuant to adjustment provisions set forth in the Stock Plan, then the Participant’s Account shall be deemed invested in Stock as so adjusted; provided, however, to the extent that the adjustment results in a deemed investment in cash and stock, such cash shall be deemed reinvested in Stock (as adjusted); provided, further, that if such adjustment results in the deemed investment of the Account entirely in cash, then such cash shall be deemed invested in an interest-bearing account and credited with interest quarterly at an annual rate equal to the prime rate as published in The Wall Street Journal at the beginning of such quarterly period plus 2%, or such other investments as the Committee may permit the Participants to recommend to the trustee of the Trust established pursuant to Article XI below.

4.4Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Administrator in the following manner:

(a)The income and expense, gains, and losses, both realized and unrealized, from such deemed investments as are required under Section 4.3 shall be determined by the

Administrator. The amount so determined shall be allocated to the Account of a Participant proportionately in accordance with the procedures established by the Administrator.

(b)Each Participant’s Account shall be valued as of the Valuation Date of each Plan Year or more frequently as determined in the sole discretion of the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan, in accordance with the procedures established by the Administrator.

(c)A Participant’s Account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant pursuant to Article V.

(d)All allocations to and deductions from a Participant’s Account under this
Section 4.4 shall be deemed to have been made on the applicable Valuation Date in the order of priority set forth in this Section 4.4, even though actually determined at a later date.

ARTICLE V PAYMENT OF BENEFITS

5.1Entitlement to Benefit Payments. Upon a Participant’s separation from service as an Employee or nonemployee director, as applicable, from the Company and all Employers, the Participant shall be entitled to his Account Balance payable by the Company or by his Employer at the time and in the manner determined in accordance with Section 5.2. Notwithstanding the foregoing, if a Participant’s separation from service is the result of termination “for cause,” no benefits shall be payable to the Participant under the Plan and his Account balance shall be zero. A Participant shall be deemed to have been terminated “for cause” if his employment or service as a director is terminated voluntarily or involuntarily as a result of the Participant’s fraud, misappropriation or embezzlement of Company or Employer funds or property. The Committee shall determine whether a Participant’s separation from service is “for cause.”

5.2Commencement of Benefit Payments. In connection with commencement of participation in the Plan, a Participant shall elect on an election form to receive payment of the Account Balance in a lump sum or in annual or quarterly installments over a period of up to fifteen years. The Participant may annually change the election to an allowable alternative payout period by submitting a new election form to the Committee, provided that any such election form is submitted during a calendar year preceding and at least six months (or such shorter period as the Committee may approve) prior to the Participant’s separation from service and is accepted by the Committee in its sole discretion; provided, however, that such advance filing period shall not apply to an election form submitted prior to a Change in Control (as defined in the Stock Plan) which is applicable to a separation from service which occurs on or after the date of such Change in Control. The election form most recently accepted by the Committee shall govern the payout of the Account Balance. If a Participant does not make any election with respect to the payment of the Participant’s Account Balance, then such benefit shall be payable in five annual installments. The lump sum payment shall be made, or installment payments shall commence, no later than 30 days after the last day of the calendar quarter in which the Participant experiences the separation from service; provided, however, the Participant may elect to have the payment commencement date delayed for up to five (5) years from the separation date by submitting an election form to that effect which is accepted by the Committee at least six months (or such shorter period as the Committee may approve) prior to the separation date; provided, further, if the Participant’s Account Balance is less than $25,000 at the time of separation from service, payment of the Account Balance will be made in a lump sum no later than 30 days after the last day of the calendar quarter in which the separation from service occurs. Notwithstanding the foregoing, the Committee, in its sole discretion, shall establish the commencement date for the payment of benefits, the deductibility of which may be limited by Code Section 162(m), as the earliest practicable date upon which such limitations would not apply.

5.3Short-Term Payout. In connection with a Deferral Election, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to the amounts covered by such Deferral Election. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Profit Shares covered by the particular Deferral Election plus additional shares credited in the manner provided in Section 4.2 above on that amount, determined at the time that the Short-Term Payout becomes payable. Subject to the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan year designed by the Participant that is at least three Plan Years after the Plan Year in which the Profit Shares were actually deferred. Notwithstanding the foregoing, the Committee, in its sole discretion may delay the payment of any Short-Term Payment, the deductibility of which may be limited by Code Section 162(m), to this earliest practicable date upon which such limitations would not apply.

5.4Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any Deferral Election made by a Participant and/or (ii) receive a partial or full payout of the Participant’s Account Balance from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. For purposes of this Section 5.4, “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant in which distribution is necessary to preserve the value of the benefits of this Plan to the Participant, all as determined in the sole discretion of the Committee.

5.5Withdrawal Election. A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time, before or after death or separation from service and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. No partial withdrawals of the

Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant’s right to voluntarily submit Deferral Elections under the Plan shall terminate and the Participant shall not be eligible to make any Deferral Election for the remainder of the Plan Year of the Withdrawal Election and the next Plan Year. Notwithstanding the foregoing, the Committee, in its sole discretion may delay the payment of any Withdrawal Amount, the deductibility of which may be limited by Code Section 162(m), to this earliest practicable date upon which such limitations would not apply.

5.6Payments in Stock. Unless a Participant’s Account Balance has been deemed invested in cash pursuant to an adjustment described in Section 4.2 above, all payments with respect to such Account Balance shall be made in shares of Stock (as such Stock may be adjusted in accordance with Section 4.2).

ARTICLE VI
PAYMENT OF BENEFIT ON OR AFTER DEATH

6.1Commencement of Payments After Death.    If a Participant dies before
receiving his entire Account Balance, the remainder of the Account otherwise payable with respect to the Participant shall be paid to the Participant’s beneficiary or beneficiaries as a single lump-sum amount within ninety (90) days following the date on which the Administrator is notified of the Participant’s death.

6.2Designation of Beneficiary. A Participant may, by executing a Beneficiary Designation Form (in the form prescribed by the Administrator) during the Participant’s lifetime, designate one or more primary and contingent beneficiaries to receive his Account balance which may be payable to the Participant hereunder following the Participant’s death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant’s death shall control. If a Participant fails to specifically designate a beneficiary or, if no designated beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:

(a)to the Participant’s surviving spouse; or if none,

(b)to the Participant’s children, per stirpes; or if none,

(c)to the Participant’s estate.

ARTICLE VII ADMINISTRATION

7.1General.    The Administrator shall be the Committee, or such other person or persons as designated by the Board or the Committee. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for the administration of the Plan. The Administrator shall be the “named fiduciary” within the meaning of Section 402(c)(2) of ERISA.

7.2Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

7.3Duties. The Administrator shall have the following rights, powers and duties:

(a)The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of Employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

(c)The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records of all Participants.

(d)The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

(e)The Administrator shall periodically report to the Committee with respect to the status of the Plan.

7.4Fees. No fee or compensation shall be paid to any person for services as the
Administrator.

ARTICLE VIII
CLAIMS PROCEDURE

8.1General. Any claim for benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Administrator.

8.2Denials. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

8.3Notice. Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(a)the specific reason or reasons for the denial;

(b)specific reference to the pertinent provision of the Plan upon which the denial is based;
(c)a description of any additional material or information necessary for the claimant to perfect the claim; and

(d)an explanation of the claim review procedure under the Plan.

8.4Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:

(a)request a review by written application to the Administrator, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(b)review pertinent documents; and

(c)submit issues and comments in writing.

8.5Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

ARTICLE IX MISCELLANEOUS PROVISIONS

9.1Amendment. The Company reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board or the Committee. No amendment shall, without the Participant’s written consent, affect the amount of the Participant’s Account balance at the time the amendment becomes effective or the right of the Participant to receive a distribution of his Account balance. Notwithstanding the foregoing, following a Change in Control (as defined in the Stock Plan), no amendment or termination of the Plan shall, without the Participant’s written consent, have an adverse effect on the computation or amount or entitlement to benefits of such Participant, including, but not limited to the time or manner of the payment of the Account. For purposes hereof, an “adverse effect” shall include, but not be limited to, any acceleration of the payment of the Account.

9.2Termination. The Company reserves the right to terminate the Plan at any time. No termination shall, without the Participant’s written consent, affect the amount of the Participant’s Account balance prior to the termination or the right of the Participant to receive a distribution of his Account balance.

9.3No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

9.4Incapacity.    If any person to whom a benefit is payable under the Plan is an infant or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Company, each Employer, the Committee and the Administrator.

9.5Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Company, each Employer, its respective successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

9.6Governing Law. The Plan shall be subject to and construed in accordance with the laws of Illinois to the extent not pre-empted by the provisions of ERISA.

9.7No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of any Employer or any equity or other interest in the assets, business or affairs of any Employer. No Participant hereunder shall have a security interest in the assets of any Employer used to make contributions or pay benefits.

9.8Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.9Notification of Addresses. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the Company’s or Employer’s records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor the Company or an Employer shall be obligated to search for or ascertain the whereabouts of any Participant or beneficiary.

ARTICLE X ADOPTING EMPLOYERS

10.1Adoption of Plan. The Plan may be adopted by any subsidiary or affiliate of the
Company for the benefit of any Employee designated by the Committee to participate herein. Such adoption shall be by resolution of the adopting Employer’s governing body, a copy of which shall be filed with the Company.

10.2Administration. As a condition to participating in the Plan, each adopting Employer shall be deemed to have authorized the Committee and the Administrator (if different from the Committee) to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Administrator.

10.3Company as Agent. Each adopting Employer hereby irrevocably grants the Company full and exclusive power to exercise, enforce or waive any right which such Employer might otherwise have under the terms of the Plan, and each adopting Employer irrevocably appoints the Company as its agent for such purpose.

10.4Termination. If authorized by the Company, each adopting Employer may, upon written notice to the Company, cease to participate in the Plan with respect to its Employees by resolution of its governing body.

ARTICLE XI TRUST

11.1Trust. A Trust has been established under the Plan by the execution of a separate trust agreement entitled the First Midwest Bancorp, Inc. Nonqualified Stock Option - Gain Deferral Trust with one or more trustees. The Trust is intended to be maintained as a “grantor trust”, under section 677 of the Code, for which the Company is the grantor. The assets of the Trust will be held, invested and disposed of by the trustee, in accordance with the terms of the Trust, for the exclusive purpose of providing Plan benefits for the Participants. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of each Trust shall at all times be subject to the claims of the grantor’s general creditors in the event of the grantor’s insolvency or bankruptcy.

11.2Contributions and Expense. The Company, in its sole discretion, and from time to time, may make contributions to the Trust. All benefits under the Plan and expenses chargeable to the Plan, to the extent not paid directly by the Company, shall be paid from the Trust.

11.3Trustee Duties. The powers, duties and responsibilities of the trustee shall be as set forth in the Trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers or duties responsibilities upon the trustee.

11.4Voting Rights. Each Participant (or, in the event of his death, his beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Stock allocated to his Account as of the record date are to be voted on each matter brought before an annual or special stockholders’ meeting. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Stock allocated to such Participant’s Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any Employer. The Trustee shall vote allocated shares for which it has not received direction in the same proportion as directed shares are voted, and shall have no discretion in such matter. Additionally, in the event a tender offer is extended with respect to the

Stock, each Participant shall have the identical rights to direct the voting of the shares allocated to his Account as detailed in the preceding sentences of this Section 11.4.

11.5Reversion to the Company. The Company shall not have any beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Company prior to the payment of all Plan benefits to Participants, except with respect to amounts allocable to forfeited benefits (including without limitation, any amounts forfeited on account of a termination “for cause”) and as otherwise reasonably determined by the Committee not to be necessary to pay benefits to Participants.

* * * * *

IN WITNESS WHEREOF, the Company has caused this restated Plan to be executed by its duly authorized officer effective as of the 1st day of January, 2008.

ATTEST/WITNESS	FIRST MIDWEST BANCORP, INC.
/s/ CYNTHIA A. LANCE	/s/ JOHN M. O’MEARA
Date: December 28, 2007	Date: December 28, 2007

APPENDIX A DISTRIBUTION OF POST-2004 DEFERRALS
The following provisions govern the distribution of amounts deferred upon the exercise of Options that vested before January 1, 2005, were subject to a deferral election as of December 31, 2004 and exercised on or after March 1, 2006 (“Post-2004 Deferrals”). This Appendix A is intended to comply with the requirements of Code Section 409A and all regulations issued thereunder.

A.1.Definitions

(a)“Change in Control” means a “change in control event” as defined in
Treasury Regulation §1.409A-3(i)(5).

(b)“Specified Employee” means any Participant who is determined to be a
“key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(i)The Committee’s identification of the individuals who fall within the definition of “key employee” under Code Section 416(i) (without regard to paragraph
(5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to:

(1)Any safe harbor provided in Treas. Reg. §1.415(c)-2(d);

(2) Any of the special timing rules provided in Treas. Reg.
§1.415(c)-2(e); and

(3)Any of the special rules provided in Treas. Reg. §1.415(c)-
2(g).
(ii)Each Participant who is among the individuals identified as a “key employee” in accordance with part (b) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a separation from service during the 12-month period that begins on the April 1st following the applicable identification date.

(c)“Unforeseeable    Financial    Emergency”    shall    be    determined    in
accordance with Treasury Regulation 1.409A-3(i)(3).

Terms used in this Appendix but not defined above shall be defined under the terms of the Plan.

A.2.Distribution of Post-2004 Deferrals

(a)Termination.

(i)Upon a Participant’s separation from service as an Employee or nonemployee director, as applicable, from the Company and all Employers, the Participant shall receive a distribution of his or her Post-2004 Deferrals. Notwithstanding the foregoing, if a Participant’s separation from service is the result of termination “for cause,” no benefits shall be payable to the Participant under this Appendix and his Post- 2004 Deferrals shall be zero. A Participant shall be deemed to have been terminated “for cause” if his employment or service as a director is terminated voluntarily or involuntarily as a result of the Participant’s fraud, misappropriation or embezzlement of Company or Employer funds or property. The Committee shall determine whether a Participant’s separation from service is “for cause.”

(ii)If a Participant experiences a separation from service, payment of
Post-2004 Deferrals shall be made, or shall commence, no later than 30 days after the last day of the calendar quarter in which the Participant experienced the separation from service; provided however, if a Participant is a Specified Employee as of the date of his or her separation from service, the distribution of such Participant’s Post-2004 Deferrals shall be delayed, and the lump sum payment or any installments shall be paid to the Participant beginning in the 30-day period following the calendar quarter in which the date that is six (6) months after the date on which the Participant experienced a separation from service.

(b)Unforeseeable Financial Emergency.

(i)If    the    Participant    experiences    an    Unforeseeable    Financial
Emergency, the Participant may petition the Committee to (i) suspend any Deferral Election made by a Participant and/or (ii) receive a partial or full payout of the Participant’s Post-2004 Deferrals from the Plan. The payout shall not exceed the lesser of the Participant’s Post-2004 Deferrals, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

(ii)If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

(c)Change in Control.

(i)A Participant may make an irrevocable election to receive his or her Post-2004 Deferrals in the form of a lump sum payment in the event that a Change in Control occurs prior to the Participant’s separation of service. If a Participant elects not to receive a benefit in the event a Change in Control occurs, or fails to make an election in connection with his or her commencement of participation in the Plan, the Participant’s Post-2004 Deferrals shall be paid in accordance with the other applicable provisions of this Appendix.

(ii)Distributions resulting from a Change in Control shall be made during the 30 day period following the date on which the Change in Control occurred.

(d)Cash-Out. Notwithstanding anything in this Appendix to the contrary, if a
Participant’s Post-2004 Deferrals are less than the dollar limitation set forth under Code Section 402(g)(1) ($15,500 in 2008, adjusted thereafter by the IRS) at the time of separation from service, payment of the Post-2004 Deferrals will be made in a lump sum no later than 30 days after the last day of the calendar quarter in which the separation from service occurs.

(e)Payment in Stock. Unless a Participant’s Post-2004 Deferrals have been deemed invested in cash, all payments with respect to Post-2004 Deferrals shall be made in shares of Stock (as may be adjusted).

A.3.Distribution Elections for Post-2004 Deferrals

(i)Distribution of Participants’ Post-2004 Deferrals shall be governed by the distribution election form most recently accepted by the Committee. A Participant may make a one-time change to his or her previous election by submitting a new election form to the Committee or a representative thereof, provided that (a) any such election form will not be effective for twelve (12) months after the date on which the election form is submitted to the Committee or a representative thereof and (b) the date benefit payment(s) commence to the Participant shall be five (5) years after the date benefits would have otherwise commenced. Notwithstanding the foregoing, in no event shall an election change cause payment of Post-2004 Deferrals to commence later than the 30-day period following the end of the calendar quarter in which the 10th anniversary of the Participant’s separation from service occurs. If a Participant does not make any election with respect to the payment of the Participant’s Post-2004 Deferrals, then such benefit shall be payable in a lump sum.

(ii)Notwithstanding anything in this Appendix to the contrary, effective through December 31, 2008, a Participant may make new distribution elections with respect to Post-2004 Deferrals, provided that (a) any elections made prior to January 1, 2008 may only apply to benefits that would not otherwise be payable in 2007 and may not cause a benefit to be paid in 2007 that would not otherwise be payable in 2007 and
(b) any elections made on or after January 1, 2008 but before January 1, 2009, may only apply to benefits that would not otherwise be payable in 2008 and may not cause a benefit to be paid in 2008 that would not otherwise be payable in 2008.